Amendment to 18F-3 Multiple Class Plan

Exhibit II relating to Calvert Variable Products, Inc. is deleted in its entirety and replaced by the following text:

Exhibit II

Calvert Variable Products, Inc.

Maximum Class I
Front-End Sales Charge
Calvert VP SRI Large CapValue Portfolio	N/A

Calvert VP S&P 500 Index Portfolio	N/A

Calvert VP S&P MidCap 400 Index Portfolio	N/A

Calvert VP Nasdaq 100 Index Portfolio	N/A

Calvert VP Russell 2000 Small Cap Index	N/A
Portfolio

Calvert VP EAFE International Index Portfolio	N/A

Calvert VP Barclays Capital Aggregate Bond	N/A
Index Portfolio

Calvert VP Inflation Protected Plus Portfolio	N/A

Calvert VP Natural Resources Portfolio	N/A

	Maximum	Maximum
	Class I	Class F
	12b-1 Fee	12b-1 Fee
Calvert VP SRI Large CapValue Portfolio	N/A	No Class

Calvert VP S&P 500 Index Portfolio	N/A	No Class

Calvert VP S&P MidCap 400 Index Portfolio	N/A	0.25%

Calvert VP Nasdaq 100 Index Portfolio	N/A	No Class

Calvert VP Russell 2000 Small Cap Index	N/A	0.25%
Portfolio

Calvert VP EAFE International Index Portfolio	N/A	0.25%

Calvert VP Barclays Capital Aggregate Bond	N/A	No Class
Index Portfolio

	Maximum	Maximum
	Class I	Class F
	12b-1 Fee	12b-1 Fee

Calvert VP Inflation Protected Plus Portfolio	N/A	No Class

Calvert VP Natural Resources Portfolio	N/A	No Class

Calvert VP Volatility Managed Moderate	No Class	0.25%
Portfolio

Calvert VP Volatility Managed Moderate	No Class	0.25%
Growth Portfolio

Calvert VP Volatility Managed Growth Portfolio	No Class	0.25%

Effective Date: April 30, 2013